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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
CIM Commercial Trust Corporation
Dallas, TX

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-24767) and Form S-8 (No. 333-127531) of CIM Commercial Trust Corporation of our reports dated March 16, 2015, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of CIM Commercial Trust Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, CA
March 16, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm